Exhibit 10.1

Diversified Healthcare Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
March 4, 2021
Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent
10 South Wacker Drive, 32nd Floor
Chicago, IL 60606
Attn: Douglas Frazer
Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent
550 South Tryon Street
Charlotte, North Carolina 28202
Attn: Kristen Ray
Ladies and Gentlemen:
Reference is made to that certain the Amended and Restated Credit Agreement, dated as of August 1, 2017, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2020, and by the Second Amendment to Amended and Restated Credit Agreement, dated as of January 29, 2021 (as so amended, the “Credit Agreement”) among Diversified Healthcare Trust, a real estate investment trust organized under the laws of the State of Maryland (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), to that certain Pledge Agreement, dated as of January 29, 2021, as amended by that certain Pledge Amendment, dated as of February 12, 2021 (as so amended, the “Pledge Agreement”), among the Borrower and certain Subsidiaries of the Borrower from time to time party thereto, as Pledgors, and Wells Fargo Bank, National Association, as Collateral Agent (in such capacity, the “Collateral Agent”), and to that certain Collateral Agency and Intercreditor Agreement, dated as of January 29, 2021 (the “Intercreditor Agreement”), among the Borrower, the Administrative Agent, the Collateral Agent, SNH Medical Office Properties Trust, a Maryland real estate investment trust, SNH MezzCo San Antonio LLC, a Delaware limited liability company (together, the “Pledgors”), SNH GP Valencia LLC, a Delaware limited liability company, and the other parties thereto. The terms defined in the Credit Agreement, the Pledge Agreement and the Intercreditor Agreement are used herein as therein defined, unless otherwise defined herein.
Pursuant to Section 7.14(c) of the Credit Agreement, the Borrower and the Pledgors hereby request that, as soon as practicable after the date hereof, but in no event later than March 18, 2021, the Administrative Agent direct the Collateral Agent to release the Lien in favor of the Collateral Agent in the Pledged Interests of SNH Alpharetta LLC, SNH Independence Park LLC, SNH REIT Irving LLC, SNH REIT San Antonio LLC and SNH St. Louis LLC (the “Released Pledged Interests”) under the Pledge Agreement. Please evidence the release of the Lien in favor of the Collateral Agent in the Released Pledged Interests by (i) executing a copy of this letter and returning it to the Borrower, (ii) returning the original share certificates representing the Released Pledged Interests to our counsel, Sullivan & Worcester LLP, One Post Office Square, Boston MA 02109, attn: Jeffrey Morlend, (iii) amending the UCC-1 financing statement filed with the Maryland State Department of Assessment and Taxation naming the Collateral Agent as secured party and the Borrower as debtor, to reflect the release of the Pledged Interests of SNH Alpharetta LLC, SNH REIT Irving LLC and SNH St. Louis LLC from the Lien of the Pledge Agreement, (iv) amending the UCC-1 financing statement filed with the Maryland State Department of Assessment and Taxation naming the Collateral Agent as secured party and SNH Medical Office Properties Trust as debtor, to reflect the release of the Pledged Interests of SNH Independence Park LLC from the Lien of the Pledge Agreement, and (v) terminating the UCC-1 financing statement filed with the Delaware Secretary of State naming the Collateral Agent as secured party and SNH MezzCo San Antonio LLC as debtor, to reflect the release of the Pledged Interests of SNH REIT San Antonio LLC from the Lien of the Pledge Agreement.

Pursuant to Section 7.14(c) of the Credit Agreement and Section 4.1(b) of the Intercreditor Agreement, the Borrower and the Pledgors confirm, as of the date hereof and as of the date of the release requested hereby, that (i) no Default or Event of Default has occurred and is continuing or would occur as a result of such release, (ii) the issuers of the Released Pledged Interests own no Collateral Properties, and (iii) such release is permitted by all of the Credit Agreement Documents that remain in effect as of such date.

Very truly yours,
DIVERSIFIED HEALTHCARE TRUST
SNH MEDICAL OFFICE PROPERTIES TRUST
SNH MEZZCO SAN ANTONIO LLC

By:    /s/ Richard W. Siedel, Jr.
Richard W. Siedel, Jr.
Chief Financial Officer and Treasurer

Acknowledged and agreed:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and as Collateral Agent
By:     /s/ Matthew Ricketts
Name: Matthew Ricketts
Title: Managing Director